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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 12B-25

                                                Commission File Number 001-12893
                                                                       ---------

                           NOTIFICATION OF LATE FILING

(Check  One):  Form  10-K              Form  11-K             Form  20-F
Form  10-Q             Form  N-SAR

For  Period  Ended:       February  28,  2003

  Transition  Report  on  Form  10-K            Transition  Report  on Form 10-Q
  Transition  Report  on  Form  20-F            Transition  Report on Form N-SAR
  Transition  Report  on  Form  11-K
For  the  Transition  Period  Ended:
___________________________________________________________

Read  attached  instruction  sheet before preparing form.  Please print or type.

     Nothing in this report shall be construed to imply that the Commission has verified any information contained herein.

     If the notification relates to a portion of the filing checked above, identify the item(s) to which the information relates:
____________________________________________________________________________
_
_____________


                                     PART I
                             REGISTRANT INFORMATION

Full  name  of  registrant     International  Airline  Support  Group,  Inc.
                            ------------------------------------------------
Former  name  if  applicable
Address of principal executive office (Street and number)     1954 Airport Road,
                                                              ------------------
Suite  200
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City,  state  and  zip  code     Atlanta,  GA  30341
                                 -------------------

                                     PART II
                             RULE 12B-25 (B) AND (C)

     If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate.)

(a) The reasons described below in reasonable detail in Part III of this form could  not  be  eliminated  without  unreasonable  effort  or  expense;
     (b) The subject annual report, semi-annual report, transition report on Form
     10-K,  20-F,  11-K  of  Form  N-SAR, or portion thereof will be filed on or

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     before  the  15th  calendar  day  following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and
(c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

                                    PART III
                                    NARRATIVE

     State below in reasonable detail the reasons why Form 10-K, 11-K, 20-F, 10-Q, N-SAR or the transition report portion thereof could not be filed within the prescribed time period. (Attach extra sheets if needed.)

The Registrant is evaluating whether or not it should file a notice of termination of its obligation to file reports under the Securities Exchange Act of 1934, as amended. The Registrant's board of directors is considering this issue. If the board approves the filing of the notice of termination, the Registrant will not file its Quarterly Report on Form 10-Q for the quarter ended February 28, 2003.

                                     PART IV
                                OTHER INFORMATION

(1) Name and telephone number of person to contact in regard to this notification:

   Alexius  A.  Dyer
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770-455-7575
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(Name)
(Area  Code)     (Telephone  Number)

(2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify the report(s).
 Yes       No
(3) Is it anticipated that any significant change in the results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
 Yes           No

If so: attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.



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                   International Airline Support Group,  Inc.
                   ------------------------------------------
                  (Name of Registrant as Specified in Charter)

Has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April  15,  2003     By:     /s/  Alexius  A.  Dyer  III
      -----------------             ---------------------------
     Chairman,  President  and
     Chief  Executive  Officer